EXHIBIT 10.34

SECOND AMENDMENT TO
THE WASHINGTON TRUST COMPANY
NONQUALIFIED DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE AS OF JANUARY 1, 2008

A.
WHEREAS, The Washington Trust Company (the “Company”) maintains The Washington Trust Company Nonqualified Deferred Compensation Plan, as amended and restated effective as of January 1, 2008, as subsequently amended (the “Plan”), for the benefit of its eligible employees; and

WHEREAS, the Company desires to amend the Plan; and
WHEREAS, the Company has reserved the right to amend the Plan by action of its Compensation and Human Resources Committee; and
WHEREAS, the Compensation and Human Resources Committee of the Company has authorized the following amendment to the Plan;
NOW, THEREFORE, the Company hereby amends the Plan as follows:
1.Section 1.9 of the Plan is hereby amended by adding the following sentence at the end thereof:
“Effective January 1, 2014, the term ‘Compensation’ shall also include the Participant’s commissions from his Participating Employer as reported on Form W-2 (or other appropriate form) for federal income tax purposes, plus any portion of such amounts which are deferred in accordance with Sections 125, 401(k) or 402(h) of the Code.”
2.Section 12.2(b) of the Plan is hereby amended by deleting said Section in its entirety and substituting the following in lieu thereof:
“(b)    ‘Excess Compensation’ means for a Plan Year the portion of the 401(k) Participant’s Compensation (other than commissions) under the 401(k) Plan which exceeds the limits imposed under Section 401(a)(17) of the Code for that Plan Year.”

B.	Except as otherwise provided herein, the effective date of this Amendment is April 15, 2013.
C.In all other respects said Plan is hereby confirmed.
IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer this 15th day of April, 2013.

THE WASHINGTON TRUST COMPANY

By:	/s/ Joseph J. MarcAurele
Joseph J. MarcAurele
Chairman, President and Chief Executive Officer